UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 17, 2005

Exact name of registrant as specified in
Commission	its charter, address of principal executive	IRS Employer
File Number	office and registrant's telephone number	Identification Number
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDAHO POWER COMPANY
Form 8-K

ITEM 5.02.     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)      On November 17, 2005, the Board of Directors of Idaho Power Company ("IPC") elected J. LaMont Keen as Chief Executive Officer and President of IPC, effective November 17, 2005.

Mr. Keen, age 53, has served as President and Chief Operating Officer of IPC and Executive Vice President of IDACORP, Inc., the parent company of IPC ("IDACORP"), since March 1, 2002.  Mr. Keen also served as Senior Vice President - Administration and Chief Financial Officer of IPC and IDACORP from May 5, 1999 to March 1, 2002.

Mr. Keen has a Change in Control Agreement with IDACORP that was entered into in September 1999.  The Agreement becomes effective for a three-year period upon a change in control of IDACORP.  If a change in control occurs, the Agreement provides that specified payments and benefits would be paid in the event of termination of Mr. Keen's employment (i) by IDACORP, other than for cause, death or disability, or (ii) by Mr. Keen for constructive discharge or retirement, at any time when the Agreement is in effect.  In such event, Mr. Keen would receive payment of an amount equal to two and one-half times his annual compensation, which shall be the highest combined amount of base salary and bonus received by Mr. Keen in any one of the five years preceding termination.  In addition, under this Agreement, Mr. Keen would receive (i) the immediate vesting of restricted stock granted prior to the change in control, (ii) outplacement services for 12 months not to exceed $12,000 and (iii) all benefits for a period of 24 months under the welfare benefit plans.

For these purposes "cause" means Mr. Keen's fraud or dishonesty which has resulted or is likely to result in material economic damage to IDACORP or a subsidiary of IDACORP, as determined in good faith by a vote of at least two-thirds of the non-employee directors of IDACORP at a meeting of the Board of Directors at which Mr. Keen is provided an opportunity to be heard.  "Constructive discharge" includes material failure by IDACORP to comply with the Agreement, relocation and certain reductions in compensation.

A "change in control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's voting securities; (ii) a purchase by a person of 20% or more of the outstanding stock pursuant to a tender or exchange offer; (iii) shareholder approval of a merger or similar transaction after which IDACORP's shareholders will hold 50% or less of the voting securities of the surviving entity or (iv) a change in a majority of the Board of Directors within a 24-month period without the approval of two-thirds of the members of the Board of Directors.

As of November 17, 2005, Mr. Keen will no longer hold the title of Chief Operating Officer of IPC and those duties will be delegated to three IPC senior vice presidents - Darrel T. Anderson, Senior Vice President - Administrative Services and Chief Financial Officer; James C. Miller, Senior Vice President of Power Supply; and Daniel B. Minor, Senior Vice President of Delivery.

Mr. Anderson, age 47, has served as Senior Vice President - Administrative Services and Chief Financial Officer of IPC and IDACORP since July 1, 2004.  Mr. Anderson served as Vice President, Chief Financial Officer and Treasurer of IPC and IDACORP from March 1, 2002 to July 1, 2004 and as Vice President - Finance and Treasurer of IPC and IDACORP from May 5, 1999 to March 1, 2002.

Mr. Miller, age 51, has served as Senior Vice President of Power Supply of IPC since July 1, 2004.  Mr. Miller served as Senior Vice President of Delivery of IPC from November 18, 1999 to July 1, 2004.

Mr. Minor, age 48, has served as Senior Vice President of Delivery of IPC since July 1, 2004.  Mr. Minor served as Vice President - Administrative Services and Human Resources of IPC and IDACORP from November 20, 2003 to July 1, 2004, as Vice President - Corporate Services of IPC from May 15, 2003 to November 20, 2003 and as Director of Audit Services of IDACORP from July 19, 2001 to May 15, 2003.  Mr. Minor was Executive Vice President and COO of Right Systems, Inc., a technology management services company, from September 8, 1998 to July 19, 2001.

Messrs. Anderson, Miller and Minor also have Change in Control Agreements with IDACORP that contain the same terms and conditions as those set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 18, 2005

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer